Exhibit 99.1

Apollo Medical Holdings Announces the Appointment of

David G. Schmidt to its Board of Directors

GLENDALE, CA − (PR Newswire) – May 22, 2013 − Apollo Medical Holdings, Inc. ("ApolloMed") (OTCQB:AMEH), an integrated physician-driven healthcare delivery company that puts ‘Patients First,’ today announced the appointment of David G. Schmidt as an independent member of its Board of Directors.

Schmidt is currently a Principal of Schmidt & Associates, a consultancy practice that focuses on strategic planning and implementation in the healthcare industry. From 2002 to 2010, he served as the CEO and Member of the Board of SCAN Health Plan, the tenth largest Medicare Advantage plan in the country. With revenues exceeding $1.8 billion, the Company served more than 130,000 Medicare beneficiaries, including a large number of individuals receiving both Medicare and Medicaid.

Prior to joining SCAN, Schmidt served as CEO of Medicheck, a firm that provided Internet-based financial service management to healthcare organizations. He led the Company from development stage through its sale to a healthcare IT company, Passport Health Communications. He then served on Passport’s Board for four years. Prior to Medicheck, Schmidt was the Senior Vice President of Sales and Customer Services for Care America/Blue Shield Health Plan and Regional Vice President for FHP Healthcare. He received a BA in Economics from UCLA and an MBA from The Anderson School of Management at UCLA.

“We are honored to have David join our Board of Directors,” stated Warren Hosseinion, MD, Chief Executive Officer of ApolloMed. “His wealth of industry experience in working with the specialized needs of high growth healthcare companies should prove invaluable to us as we persist in executing strategies to nationally distinguish ApolloMed as a noted leader in integrated healthcare delivery.”

“I am very pleased to be joining the ApolloMed team, as I believe their physician-driven, patient-centric approach to healthcare delivery will prove to be part of the solution to our country’s healthcare crisis,” added Schmidt.

About Apollo Medical Holdings, Inc. (ApolloMed)

Headquartered in Glendale, California and dedicated to putting the ‘Patient First,’ ApolloMed is a physician-driven integrated healthcare delivery company, fueled by its commitment to provide exceptional multi-disciplinary care in the communities it serves in Southern and Central California.  ApolloMed is addressing the healthcare needs of the nation’s largest population center by leveraging its integrated healthcare delivery platform through its complementary physician groups:  ApolloMed Hospitalists and ApolloMed ACO (Accountable Care Organization).  This platform combines hospitalist medicine, critical care medicine, patient care coordination, case management and transition management that enable healthcare organizations to engage in performance payments for utilization efficiency, quality of care objectives and shared accountability arrangements.  ApolloMed strives to improve medical outcomes with high quality, cost efficient care.  For more information, please visit www.apollomed.net.

Forward Looking Statements

This press release may contain forward-looking statements, including information about management's view of future expectations, plans and prospects for Apollo Medical Holdings, Inc. (“the Company”).  In particular, when used in the preceding discussion, the words “predicts,” "believes," "expects," "intends," “seeks,” “estimates,” "plans," "anticipates," and similar conditional expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could” are intended to identify forward-looking statements.  In addition, our representatives may from time to time make oral forward-looking statements. Any such statements, other than those of historical fact, about an action, event or development, are forward-looking statements. Such statements are based on the current expectations and certain assumptions of the Company’s management. Such statements are, therefore, subject to a variety of known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which could cause the actual results, performance or achievements of the Company, its subsidiaries and concepts to be materially different than those that may be expressed or implied in such statements or anticipated on the basis of historical trends.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from those described in the relevant forward-looking statement as being expected, anticipated, intended, planned, believed, sought, estimated or projected. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.  The forward-looking statements included herein are made only as of the date hereof.  The Company cannot guarantee future results, levels of activity, performance or achievements.  Accordingly, you should not place undue reliance on these forward-looking statements.  Finally, the Company undertakes no obligation to update or revise these forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed under Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended January 31, 2013 and in any of the Company’s other subsequent Securities and Exchange Commission filings.

FOR ADDITIONAL INFORMATION

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Dodi Handy or Kathy Addison

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